UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 30, 2004

Date of report (Date of earliest event reported)

MedicalCV, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-33295	41-1717208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address of principal executive offices, including zip code)

(651) 452-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective August 30, 2004, we entered into a letter agreement with Marc P. Flores.  Under this agreement, Mr. Flores agreed to serve as our President and Chief Executive Officer at an annual salary of $222,500 per year plus a bonus potential of $10,000 per quarter based upon achievement of certain goals.  Subject to development and adoption of such plan by our board of directors and approval of such award by our compensation committee, we agreed to grant Mr. Flores a 20 percent interest in a pool of 800,000 shares of restricted common stock.  The restrictions on such stock would lapse upon attaining a common stock price of $10.00 per share by April 30, 2007, or the purchase of our company by a third party at a price of at least $10.00 per share by April 30, 2007, assuming Mr. Flores continues to be employed by our company through April 30, 2007.  We also agreed to grant Mr. Flores a stock option to purchase 171,154 shares of our common stock at a price of $1.30 per share.  Such option vests over four years and expires on August 30, 2014.  In addition, we agreed to pay certain relocation expenses for Mr. Flores.

The letter agreement itself appears as an exhibit to this report pursuant to Item 9.01(c) below.  We anticipate filing another Current Report on Form 8-K to disclose adoption by our board of directors of the above-referenced restricted stock pool and to file, as an exhibit thereto, any plan document required to be filed pursuant to Item 9.01(c) below.

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(c)           Effective August 30, 2004, Marc P. Flores became our President and Chief Executive Officer.  Each of our executive officers is appointed to serve until his or her successor is duly appointed by the board or his or her earlier removal or resignation from office.

Mr. Flores, age 39, served as Vice President of Sales & Marketing of Coalescent Surgical, Inc., a company focused on developing advanced technology for blood vessel anastomoses, from March 2000 to August 2004.  Prior to joining Coalescent, Mr. Flores was Western Regional Manager of Sales for CardioThoracic Systems, Inc. from June 1997 to March 2000.  Before joining CardioThoracic Systems, he held a variety of management and sales positions with Boston Scientific Corporation, GE Medical Systems and Xerox Corporation.  There are no familial relationships between Mr. Flores and any other officer or director of our company.

A description of the terms of our letter agreement with Mr. Flores appears under Item 1.01 above.  The letter agreement itself appears as an exhibit to this report pursuant to Item 9.01(c) below.

(d)           Effective August 30, 2004, Marc P. Flores also became one of our directors.  Each of our directors is elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until his or her respective successor is elected and duly qualified.

Mr. Flores was elected to the board in connection with his appointment as President and Chief Executive Officer of our company.

Mr. Flores has not been appointed to serve on any board committees.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Our letter agreement with Marc P. Flores, effective August 30, 2004, is filed herewith as Exhibit 10 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedicalCV, Inc.

Date: September 2, 2004	By:	/s/ John H. Jungbauer
John H. Jungbauer
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10	Letter agreement between the Registrant and Marc P. Flores, effective August 30, 2004.